Exhibit 16.1

                               February 10, 2010

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

RE:     So Act Network, Inc.

File Ref. No.  1353499

We have read the statements of So Act Network, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated February 5, 2010 and agree with such statements as they pertain to our firm.

Regards,
/s/ Webb & Company, P.A.
WEBB & COMPANY, P.A.
Certified Public Accountants